Exhibit 99.1

Bentley Systems Welcomes James Lee as Chief Operating Officer

Also consolidating product development and technology strategy under

Chief Technology Officer Julien Moutte

EXTON, Pa., January 13, 2025 – Bentley Systems, Incorporated (Nasdaq: BSY), the infrastructure engineering software company, today announced the appointment of James Lee as Chief Operating Officer. Lee joins Bentley from Google, where he served as General Manager for startups and artificial intelligence at Google Cloud.

Prior to joining Google in 2020, Lee spent 12 years at SAP, including as Chief Operating Officer for SAP Ariba and Fieldglass, and as Chief Operating Officer and General Manager of Sales for SAP Greater China. He holds a Master of Business Administration degree from Harvard University and a Bachelor of Commerce degree from the University of British Columbia, and is based in the Pacific Northwest.

Lee will strengthen Bentley’s cross-functional alignment across planning and execution, will drive operational excellence, and will oversee China, Japan, and portfolio development including growth initiatives such as Bentley Asset Analytics.

Nicholas Cumins said, “I am excited to welcome James, a world-class operational leader, to Bentley. His energy and experience managing operations and investment initiatives at SAP and Google will be instrumental to Bentley as we continue to scale up and drive our ambitious growth agenda.”

To accelerate innovation and better align product execution with technology strategy, Bentley also announced that the responsibility for product development has been consolidated under Chief Technology Officer Julien Moutte. As a result, the Chief Product Officer role has become redundant, and by mutual agreement Mike Campbell will leave the company.

“I would like to thank Mike for his leadership and many accomplishments as Chief Product Officer during the last two years, and wish him much success in his future endeavors,” Cumins added.

“Streamlining our organizational reporting structure and consolidating product development under Julien puts us in a stronger position to capture the many growth opportunities that we have opened up with infrastructure AI and that are incremental to our core business and consistent momentum. Without a doubt, AI is our generation’s paradigm shift and has huge potential for improving infrastructure delivery and performance.”

Reporting to Cumins, alongside Lee and Moutte, are Chief Revenue Officer Brock Ballard, corporate functions including Marketing, Finance, Legal, and Colleague Success, as well as Seequent, Bentley’s subsurface company.

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Image:

Caption: James Lee joins Bentley Systems as Chief Operating Officer.

(Image of James Lee, 2023, courtesy of Bentley Systems)

About Bentley Systems

Bentley Systems (Nasdaq: BSY) is the infrastructure engineering software company. We provide innovative software to advance the world’s infrastructure – sustaining both the global economy and environment. Our industry-leading software solutions are used by professionals, and organizations of every size, for the design, construction, and operations of roads and bridges, rail and transit, water and wastewater, public works and utilities, buildings and campuses, mining, and industrial facilities. Our offerings, powered by the iTwin Platform for infrastructure digital twins, include MicroStation and Bentley Open applications for modeling and simulation, Seequent’s software for geoprofessionals, and Bentley Infrastructure Cloud encompassing ProjectWise for project delivery, SYNCHRO for construction management, and AssetWise for asset operations. Bentley Systems’ 5,200 colleagues generate annual revenues of more than $1 billion in 194 countries.

© 2025 Bentley Systems, Incorporated. Bentley, the Bentley logo, Bentley Open, AssetWise, iTwin, MicroStation, ProjectWise, and SYNCHRO are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries.

For more information, contact:

Press: Jim Dobbs, PR@news.bentley.com

Investors: Eric Boyer, ir@bentley.com